Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Kent Eikanas and Dominic J. Petrucci, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge, the Quarterly Report of Summit Healthcare REIT, Inc. on Form 10-Q for the three and six-month periods ended June 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Summit Healthcare REIT, Inc.

Kent Eikanas
Date: August 14, 2014	Kent Eikanas
President (Principal Executive Officer)

/s/ Dominic J. Petrucci
Date: August 14, 2014	Dominic J. Petrucci
Chief Financial Officer (Principal Financial Officer)